Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report, unless defined below. As used in this unaudited pro forma condensed combined financial information, “Carmell” refers to Carmell Therapeutics Corporation prior to the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of ALPA and Carmell, adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement. Unless otherwise indicated or the context otherwise requires, references to the “Combined Company” refer to New Carmell and its consolidated subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023, combines the historical balance sheet of ALPA as of March 31, 2023, and the historical balance sheet of Carmell as of March 31, 2023, on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023, combines the historical statements of operations of ALPA for the three months ended March 31, 2023, and the historical statements of operations of Carmell for the three months ended March 31, 2023 on a pro forma basis as if the Business Combination, the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statements of operations of ALPA for the year ended December 31, 2022, and the historical statements of operations of Carmell for the year ended December 31, 2022 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•

the historical unaudited condensed consolidated financial statements of ALPA as of and for the three months ended March 31, 2023, and the related notes, which are included in ALPA’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023 (the “ALPA 10-Q”)

•

the historical audited financial statements of ALPA as of and for the year ended December 31, 2022, and the related notes, which are included in ALPA’s Annual Report on Form 10-K/A filed with the SEC on May 16, 2023 (the “ALPA 10-K/A”).

•	the historical unaudited condensed financial statements of Carmell as of and for the three months ended March 31, 2023, and the related notes;

•	the historical audited financial statements of Carmell as of and for the year ended December 31, 2022, and the related notes; and

•	other information relating to ALPA and Carmell contained in this Current Report, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the ALPA 10-K/A and the ALPA 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section of this Current Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this Current Report.

Description of the Business Combination

On July 14, 2023 (“Closing Date”), ALPA, Merger Sub and Carmell consummated the Business Combination pursuant to which Merger Sub merged with and into Carmell, with Carmell surviving the Business Combination. Carmell became a wholly owned subsidiary of ALPA and ALPA was renamed “Carmell Therapeutics Corporation”. Each outstanding share of ALPA Class A Common Stock and each share of ALPA Class B Common Stock was converted into one share of Common Stock. Upon the consummation of the Business Combination, the consideration for the Business Combination was distributed as follows (in each case, rounded down to the nearest whole share):

•

each outstanding share of Carmell common stock was cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Proxy Statement/Prospectus) of 0.06154;

•

each outstanding share of Carmell preferred stock was converted into Carmell common stock immediately prior to the Business Combination based on the applicable conversion ratio immediately prior to the Effective Time. The shares of Carmell common stock received upon such conversion were then cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio of 0.06154; and

•

each outstanding option or warrant to purchase Carmell preferred or common stock was converted into an option or warrant, as applicable, to purchase a number of shares of Common Stock equal to (A) the number of shares of Carmell preferred or common stock subject to such option or warrant, on as converted basis, multiplied by (B) the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio between 0.06684 and 0.10070. The options and warrants to purchase shares of Common Stock are otherwise subject to the same terms.

Other Related Transactions in Connection with the Business Combination

On July 9, 2023, ALPA and each of Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MCP, MSOF, and MSTO collectively as “Seller” or “Meteora”) entered into a forward purchase agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction. The primary purpose of entering into the Forward Purchase Agreement is to help ensure the Business Combination will be consummated. For purposes of the Forward Purchase Agreement, ALPA and the Combined Company are referred to as the “Counterparty” prior to and after the Business Combination, respectively.

Pursuant to the terms of the Forward Purchase Agreement, at the closing of the Business Combination, the Sellers purchased directly from the redeeming shareholders of ALPA 1,705,959 shares of the common stock of ALPA (“Recycled Shares”) at $10.279 which is the price equal to the redemption price at which holders of ALPA Common Stock were permitted to redeem their shares in connection with the Business Combination pursuant to Section 9.2(a) of ALPA’s Second Amended and Restated Certificate of Incorporation (the “Charter”) (such price, the “Initial Price”).

In accordance with the terms of the Forward Purchase Agreement, the Sellers were paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (x) the product of (i) the Recycled Shares and (ii) the Initial Price, or $17,535,632.

The settlement date will be the earliest to occur of (a) the first anniversary of the Closing Date, (b) after the occurrence of (x) a Delisting Event or (y) a Registration Failure, upon the date specified by Seller in a written notice delivered to Counterparty at Seller’s discretion (which settlement date shall not be earlier than the date of such notice). The transaction will be settled via physical settlement. Any Shares not sold in accordance with the early termination provisions described below will incur a $0.50 per share termination fee payable by the Combined Company to the Seller at settlement.

From time to time and on any date following the Business Combination (any such date, an “OET Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion, and so long as the daily volume-weighted average price (“VWAP Price”) of the Shares is equal to or exceeds the Reset Price, terminate the transaction in whole or in part by providing written notice (an “OET Notice”) in accordance with the terms of the Forward Purchase Agreement. The effect of an OET Notice given shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to Counterparty an amount, equal to the product of (x) the number of Terminated Shares multiplied by (y) the Initial Price in respect of such OET Date (an “Early Termination Obligation”).

The Reset Price is initially $11.50 and subject to a $11.50 floor (the “Reset Price Floor”). The Reset Price shall be adjusted on the first scheduled trading day of every week commencing with the first week following the seventh day after the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, and (b) the VWAP Price of the shares of the Counterparty’s common stock of the prior week; provided that the Reset Price shall be no lower than $11.50.

On July 9, 2023, in connection with the forward purchase agreement, the Seller entered into a Non-Redemption Agreement with Alpha pursuant to which the Seller agreed not to exercise redemption rights under the Charter with respect to an aggregate of 100,000 Shares.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ALPA is treated as the acquired company and Carmell is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Carmell represent a continuation of the financial statements of Carmell, with the Business Combination treated as the equivalent of Carmell issuing stock for the net assets of ALPA, accompanied by a recapitalization. The net assets of ALPA are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Carmell. Carmell has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Carmell’s existing stockholders have a majority of the voting power in New Carmell;

•	the New Carmell Board consists of nine directors, seven of whom were designated by Carmell and two of whom are designated by ALPA;

•	Carmell’s existing senior management team comprises the senior management of the Combined Company; and

•	Carmell’s operations prior to the Business Combination comprise the ongoing operations of New Carmell.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Carmell upon consummation of the Business Combination and the other events contemplated by the Business Combination Agreement in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Carmell following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. ALPA and Carmell have not had any historical relationship prior to the transactions discussed in this Current Report. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma shares of New Carmell Common Stock issued and outstanding immediately after the Business Combination:

	Number of Shares	% Ownership
New Carmell shares	3,321,762	17.3%
Founder Shares (1)	3,861,026	20.1%
New Carmell shares issued in merger to Carmell shareholders	12,053,517	62.6%

Shares outstanding	19,236,305	100.0%

(1)	All of the Founder Shares converted into shares of Common Stock on the Closing Date.

The pro forma table above excludes New Carmell shares reserved for the future issuance of Carmell’s vested options and warrants, and ALPA Public and Private Warrants.

The following table summarizes the total New Carmell shares issuable to Carmell stockholders in connection with the Business Combination.

New Carmell shares issued in merger to Carmell shareholders	12,053,517
Additional New Carmell shares reserved for the future exercise of Carmell stock options	2,285,456
Additional New Carmell shares reserved for the future exercise of Carmell warrants	660,859

Total New Carmell shares issuable to Carmell stockholders	14,999,832

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2023

(in thousands)

	ALPA (Historical)	Carmell (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$16	27	$11,812	(1)	$6,983
			1,188	(2)
			(2,542	)(4)
			(3,518	)(9)
Deferred offering costs	—	1,055	(1,055	)(4)	—
Prepaid expenses	11l	7	—		118
Other current assets	—	17	—		17

Total current assets	127	1,106	5,885		7,118
Marketable securities held in trust account	158,369	—	(29,306	)(1)	—
			(129,063	)(2)
Operating lease right-of- use assets, net	—	823	—		823
Intangible assets, net of accumulated amortization	—	28	—		28
Property and equipment net	—	232	—		232
Forward purchase agreement asset	—	—	16,538	(1)	16,538

Total assets	$158,496	$2,189	$(135,946)		$24,739

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$—	$2,958	$—		$2,958
Note payable	—	—	—		—
Accrued expenses	1,817	1,282	—		3,099
Due to related party’	71	—	—		71
Income taxes payable	735	—	—		735
Accrued interest-non-related parties	—	740	(740	)(9)	—
Promissory notes, net of debt discount	—	370	—		370
Convertible notes payable, current	—	2,778	(2,778	)(9)	—
Derivative liabilities	—	1,152	(l,152	)(9)	—
Lease liability, current	—	132	—		132

Total current liabilities	2,623	9,412	(4,670)		7,365
Lease liability, net of current portion	—	794	—		794

Total liabilities	2,623	10,206	(4,670)		8,159
Commitments and contingencies
Class A common stock subject to possible redemption	157,181	—	(29,306	)(1)	—
			(127,875	)(2)
Redeemable Convertible Preferred stock
Series A Preferred stock	—	7,789	(7,789	)(3)	—
Series B Preferred stock	—	7,025	(7,025	)(3)	—
Series C-l Preferred stock	—	791	(791	)(3)	—
Series C-2 Preferred stock	—	16,122	(16,122	)(3)	—

Total redeemable convertible preferred stock	—	31,727	(31,727)		—
Stockholders’ (deficit) equity
Common stock	—	—	1	(3)	2
			1	(6)
Class B common stock	1	—	(1	)(6)	—
Common stock	—	15	(15	)(7)	—
Additional paid-in-capital	—	4,764	29,306	(l)	61,155
			31,726	(3)
			(1,347	)(4)
			3,563	(5)
			15	(7)
			(7,122	)(8)
			250	(9)
Accumulated (deficit) equity	(1,309)	(44,523)	(2,250	)(4)	(44,577)
			(3,563	)(5)
			7,122	(8)
			902	(9)
			(956	)(l)

Total stockholders’ (deficit) equity	(1,308)	(39,744)	57,632		16,580

Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$158,496	$2,189	$(135,946)		$24,739

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

(in thousands, except share and per share data)

	ALPA (Historical)	Carmell (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
General and administrative	756	510	—		1,266
Research and development	—	741	—		741
Depreciation and amortization	—	24	—		24

Total operating expenses	756	1,275	—		2,031
Loss from operations	(756)	(1,275)	—		(2,031)
Other income (expense)
Dividend and interest income	1,675	—	(1,675	)(1)	—
Other income	—	35	—		35
Change in fair value of derivative liabilities	—	(325)	—		(325)
Interest expense, non-related party	—	(263)	263	(2)	—
Amortization of debt discount	—	(1)	—		(1)

Net income (loss) before income taxes	919	(1,829)	(1,412)		(2,322)
Income tax provision	(343)	—	—		(343)

Net income (loss)	$576	$(1,829)	$(1,412)		$(2,665)

Weighted average shares outstanding of Carmell common stock —basic and diluted		18,303,103
Basic and diluted net loss per share—Carmell common stock		$(0.12)

Weighted average shares outstanding of Class A common stock subject to possible redemption—basic and diluted	15,444,103
Basic and diluted net loss per share —Class A common stock subject to possible redemption	$0.03

Weighted average shares outstanding of Class B common stock—basic and diluted	3,861,026
Basic and diluted net loss per share—Class B common stock	$0.03

Weighted average shares outstanding of Class A common stock —basic and diluted	463,882				19,236,305
Basic and diluted net loss per share—Class A common stock	$0.03				$(0.14)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share data)

	ALPA (Historical)	Carmell (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
General and administrative	1,651	3,218	394	(3)	5,263
Research and development	—	2,196	—		2,196
Depreciation and amortization	—	94	—		94
Transaction costs	—	—	2,250	(2)	5,419
			3,169	(3)

Total operating expenses	1,651	5,508	5,813		12,972
Loss from operations	(1,651)	(5,508)	(5,813)		(12,972)
Other income (expense)
Dividend and interest income	2,247	—	(2,247	)(1)	—
Other income	—	11	—		11
Change in fair value of derivative liabilities	—	1,259	—		1,259
Loss on debt extinguishment	—	(1,065)	—		(1,065)
Interest expense, related party	—	(52)	—		(52)
Interest expense, non-related party	—	(1,652)	—		(1,652)
Amortization of debt discount	—	(2,044)	—		(2,044)
Gain on the settlement of the Convertible Notes	—	—	902	(4)	902
Loss on Forward Purchase Agreement	—	—	(956	)(5)	(956)

Net income (loss) before income taxes	596	(9,051)	(8,114)		(16,569)
Income tax provision	(391)	—	—		(391)

Net income (loss)	$205	$(9,051)	$(8,114)		$(16,960)

Weighted average shares outstanding of Carmell common stock—basic and diluted		28,546,036
Basic and diluted net loss per share —Carmell common stock		$(0.34)

Weighted average shares outstanding of Class A common stock subject to possible redemption—basic and diluted	15,444,103
Basic and diluted net loss per share —Class A common stock subject to possible redemption	$0.01

Weighted average shares outstanding of Class B common stock—basic and diluted	3,861,026
Basic and diluted net loss per share—Class B common stock	$0.01

Weighted average shares outstanding of Class A common stock —basic and diluted	463,882				19,236,305
Basic and diluted net loss per share—Class A common stock	$0.01				$(0.88)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ALPA was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Carmell represent a continuation of the financial statements of Carmell, and the Business Combination was treated as the equivalent of Carmell issuing stock for the net assets of ALPA, accompanied by a recapitalization. The net assets of ALPA are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Carmell.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the three months ended March 31, 2023, gives pro forma effect to the Business Combination, the other events contemplated by the Business Combination Agreement and the related transaction as if they had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•

the historical unaudited condensed consolidated financial statements of ALPA as of and for the three months ended March 31, 2023, and the related notes, which are included in ALPA’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023 (the “ALPA 10-Q”)

•

the historical audited financial statements of ALPA as of and for the year ended December 31, 2022, and the related notes, which are included in ALPA’s Annual Report on Form 10-K/A filed with the SEC on May 16, 2023 (the “ALPA 10-K/A”).

•	the historical unaudited condensed financial statements of Carmell as of and for the three months ended March 31, 2023, and the related notes;

•	the historical audited financial statements of Carmell as of and for the year ended December 31, 2022, and the related notes; and

•	other information relating to ALPA and Carmell contained in this Current Report, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the ALPA 10-K/A and the ALPA 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section of this Current Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this Current Report.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this Current Report and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear in this Current Report. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred by Carmell prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the New Carmell’s additional paid-in capital and are assumed to be cash settled. Since the Business Combination is accounted for as a reverse merger and recapitalization of Carmell into ALPA, the costs incurred by ALPA to consummate the merger are expensed as incurred.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are as follows:

(1)

Reflects the liquidation and reclassification of cash and marketable securities held in the Trust Account that becomes available for general use by New Carmell following the Business Combination, the transfer of ALPA’s Class A Common Stock remaining after the redemption at the Closing Date to permanent equity and the forward purchase agreement asset. The adjustments are based on the number of Class A Common Stock shares remaining after the redemption at the Closing Date of 2,857,880, including 1,705,959 Class A Common Stock shares subject to the Forward Purchase Agreement, and the redemption price of approximately $10.25 per share as of March 31, 2023. Pursuant to the terms of the Forward Purchase Agreement, at the closing of the Business Combination, Meteora purchased 1,705,959 shares of the Class A common stock including from holders that previously elected to redeem their shares of ALPA Class A common stock during the redemption period (“Recycled Shares”). In addition, Meteora was paid directly an aggregate cash amount (the “Prepayment Amount”) of $17,493,473 equal to (x) the product of (i) the Recycled Shares of 1,705,959 and (ii) the redemption price at which holders of ALPA Common Stock were permitted to redeem their shares in connection with the Business Combination (which is $10.25 at March 31, 2023).

The Forward Purchase agreement was accounted for at fair value as a financial instrument in the scope of ASC 480 and resulted in an asset at the Closing Date. The fair value of the Company’s position under the Forward Purchase Agreement was calculated using the Call/Put Option Pricing Model. The valuation was prepared assuming the closing date of March 31, 2023. The features in the forward purchase agreement incorporated into the model included the termination fee of $0.50, the risk-free rate of 5.34% and the term of one year. The difference between the fair value of the forward purchase agreement asset of $16,537,931 and the prepayment amount of $17,493,473 was expensed at the merger date.

(2)

Reflects the cash disbursement for the redemption of 12,586,223 shares of Class A Common Stock (corresponding to the number of Class A Common Stock shares redeemed at the Closing Date) at a redemption price of approximately $10.25 per share (as of March 31, 2023), totaling approximately $129.1 million, net of the funds reserved for the payment of income and franchise taxes of approximately $1.2 million.

(3)

Reflects the exchange of all Carmell preferred stock (Series A preferred, Series B preferred, and Series C preferred) into New Carmell common stock pursuant to the conversion rate for such shares of Carmell preferred stock effective immediately prior to the Closing.

(4)

Reflects the preliminary estimated payment of direct and incremental transaction costs incurred prior to or concurrent with the Business Combination of approximately $3.6 million (exclusive of the deferred underwriters’ discount discussed below) which are to be cash settled upon Closing in accordance with the Business Combination Agreement. Transaction costs include legal, accounting, financial advisory and other professional fees related to the Business Combination. Of the total cash transaction costs of approximately $3.6 million, approximately $1.3 million are to be incurred by Carmell and charged to additional paid-in capital and approximately $2.3 million are to be incurred by ALPA and charged to expenses through accumulated deficit.

(5)

Reflects the non-cash transaction costs including: (a) $3.2 million representing the fair value of the Risk Incentive Private Shares to be recorded as a capital contribution from the Sponsor upon the closing of the initial Business Combination and (b) the non-cash charge of $0.4 million representing the compensation expense attributable to shares of Class B common stock transferred by the Sponsor to each of the three independent director nominees as compensation for their service on the board of directors, which awards vest simultaneously with the closing of an initial Business Combination.

(6)	Reflects the conversion of ALPA’s Class B Common Stock to Common Stock.

(7)	Reflects the recapitalization of equity as a result of the exchange of Carmell common stock for Common Stock at the Exchange Ratio.

(8)	Reflects the elimination of ALPA’s accumulated deficit to additional paid-in capital.

(9)

Reflects the settlement of the Convertible Notes of Carmell upon the closing of the Business Combination under the terms of the Convertible Notes. Upon the closing of the Business Combination, the Convertible Notes would be settled at approximately $3.5 million in cash and through the issuance of 25,000 shares of New Carmell common stock (with a fair value of $10.15 per share) recorded in the additional paid-in capital.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 are as follows:

(1)	Reflects an adjustment to eliminate interest income related to the Trust Account.

(2)

Represents the elimination of the interest expense incurred in relation to the Convertible Notes, as they are assumed to have been settled upon the closing of the Business Combination as of January 1, 2022 for pro forma purposes.

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

(1)	Reflects an adjustment to eliminate interest income related to the Trust Account.

(2)

Represents the transaction costs expected to be incurred by ALPA. Since the Business Combination is expected to be accounted for as a reverse merger and recapitalization of Carmell into ALPA, the costs incurred by ALPA to consummate the merger are expensed as incurred. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(3)

Represents approximately $3.6 million on non-cash costs including: (a) approximately $3.2 million of transaction costs representing the fair value of the Risk Incentive Private Shares to be recorded as a capital contribution from the Sponsor upon the closing of the initial Business Combination and (b) the non-cash expense of approximately $0.4 million representing the compensation expense attributable to shares of Class B common stock transferred by the Sponsor to each of the three independent director nominees as compensation for their service on the board of directors, which awards vest simultaneously with the closing of an initial Business Combination, which is assumed to have occurred as of January, 2022. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(4)

Represents approximately $0.9 million gain on the settlement of the Convertible Notes upon the closing of the Business Combination, which is assumed to have occurred as of January, 2022. Refer to the adjustment 9 on the unaudited pro forma condensed combined balance sheet as of March 31, 2023. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(5)	Reflects the loss on the Forward Purchase Agreement as of the merger date. Refer to the adjustment (1) related to the March 31, 2023 pro forma balance sheet.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares of ALPA common stock outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since January 1, 2022. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised stock options and warrants were included in the earnings per share calculation as they would be anti-dilutive.

Three Months Ended March 31, 2023 Pro Forma Combined
Pro forma net loss	$(2,665)
Weighted average shares outstanding-basic and diluted	19,236,305
Net loss per share-basic and diluted	$(0.14)

New Carmell shares	3,321,762
Founder Shares (1)	3,861,026
New Carmell shares issued in merger to Carmell	12,053,517

Shares outstanding	19,236,305

Year Ended December 31, 2022 Pro Forma Combined
Pro forma net loss	$(16,960)
Weighted average shares outstanding-basic and diluted	19,236,305
Net loss per share-basic and diluted	$(0.88)

New Carmell shares	3,321,762
Founder Shares (1)	3,861,026
New Carmell shares issued in merger to Carmell	12,053,517

Shares outstanding	19,236,305

(1)	All of the Founder Shares converted into shares of Common Stock on the Closing Date.

The following outstanding shares of common stock equivalents are excluded from the computation of pro forma diluted net income per share for all the periods and scenarios presented because including them would have an anti-dilutive effect.

ALPA Public Warrants	3,861,026
ALPA Private Warrants	115,971
Carmell Warrants	660,859
Carmell Stock Options	2,285,456

Total	6,923,311